GRAFF PAY-PER-VIEW INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               HELD JULY 16, 1996

           This Proxy is Solicited on Behalf of the Board of Directors

 The undersigned hereby appoints J. Roger Faherty and Edward M. Spector as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Graff Pay-Per-View Inc. ("Company") held of record by the undersigned on May 30, 1996 at the Annual Meeting of Stockholders to be held on July 16, 1996 or any adjournment thereof. (Please mark boxes in blue or black ink.)

  1. To elect seven Directors to serve for the ensuing year.

  You may withhold your vote for any nominee by lining through or otherwise striking out the name of any nominee.

  J. Roger Faherty  Edward M. Spector           Mark Graff    Leland H. Nolan
  Dean Ericson      Richard Christopher Yates   Rudy S. Miller

  FOR [  ]                AGAINST [  ]                   ABSTAIN [  ]

  2. To approve the amendment of the Company's Certificate of Incorporation to change the Company's name to Spice Entertainment Companies:

  FOR [  ]                AGAINST [  ]                   ABSTAIN [  ]

  3. To approve the amendments to  the 1994 and 1995 Employees' Stock Option
  Plans:

  FOR [  ]                AGAINST [  ]                   ABSTAIN [  ]

  4. To approve the 1995 Restricted Stock Incentive Plan:

  FOR [  ]                AGAINST [  ]                   ABSTAIN [  ]

  5. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ended December 31, 1996:

  FOR [  ]                AGAINST [  ]                   ABSTAIN [  ]

    6. To transact such other business a may propoerly come before the meeting.

If no direction is made, this proxy will be voted FOR Proposals 1, 2 3, 4 and 5.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign below exactly as your name(s) appear(s) on your stock certificate and/or proxy. If signing for an estate, trust, corporation, or partnership, title or capacity should be stated. If shares are held jointly, each holder should sign.


____________________________              _____________________________
        (Signature)                       (Co-Signature, if applicable)


Date:_______________________                 _____________________________
                                             (Title, if applicable)